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                                                                   Exhibit 99.1


[SMARTALK
 TELESERVICES, INC. LETTERHEAD]


                                  NEWS RELEASE

FOR IMMEDIATE RELEASE
---------------------

                Contact: Steve Knipstein, Manager, Public Relations 310/444-8800, ext. 147

                                William Kahn, Director, Investor Relations
                                310/444-8800, ext. 133


           SMARTALK ACQUIRES LEADING PROMOTIONAL CLIENT BASE THROUGH
                STRATEGIC ACQUISITION OF SMARTEL COMMUNICATIONS

        May 28, 1997 (Los Angeles) -- SMARTALK Teleservices, Inc. (NASDAQ:
SMTK) announced today that it has acquired privately held SmarTel
Communications, Inc., a Boston-based prepaid calling card company with clients such as Gillette, Hewlett-Packard, Wells Fargo Bank, Nabisco, Pfizer and Prudential Securities. Terms of the agreement were not announced.

        "As the retail market for prepaid calling cards continues to grow, retailers are looking for ways to increase product sales by merchandising calling cards with in-store promotions. These types of promotional marketing services drive more sales of calling cards," stated SMARTALK Chairman and CEO Robert H. Lorsch. "Providing these types of promotional programs is SmarTel's expertise. This acquisition will expand SMARTALK's ability to create and produce coordinated promotional campaigns between manufacturers and retailers."


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SMARTALK Acquires SmarTel
May 28, 1997

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        A recent study on the prepaid calling industry by independent research organization the Yankee Group selected only two companies to profile as success stories in the industry: SMARTALK as the retailer-driven company, and SmarTel as the promotions-oriented company.

        "SMARTALK is an established leader at retail and SmarTel is the incumbent leader in selling prepaid calling cards through the advertising specialty and premium/incentive market," continued Lorsch. "As a result of this acquisition, we expect to see operating efficiencies for both companies, as well as reduced costs especially by providing transport services to SmarTel under our existing carrier relationships and call processing services through our own Company-owned VoiceChoice call processing platform."

        Remaining in Boston, SmarTel becomes a wholly-owned subsidiary of SMARTALK, and SmarTel Founder and CEO Jonathan Slater remains onboard. "The combination of these two industry leaders establishes a powerful union," stated Mr. Slater. "By playing off each others' respective strengths -- including customer and vendor relationships -- we create an extremely strong competitive force in the marketplace."

        SmarTel is one of the pioneers of the US prepaid calling card industry, having entered the market in 1992. SmarTel is an industry leader specializing in value-added promotional applications. SmarTel believes it has implemented more programs for more Fortune 1000 companies than anyone in the industry and is a founding member of the International Telecard Association (ITA), where
Mr. Slater serves as its membership chair.

        SMARTALK manufactures and distributes prepaid calling cards and other enhanced telecommunications products that are sold at retail. The Company currently maintains


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SMARTALK Acquires SmarTel
May 28, 1997

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distribution agreements with mass merchandisers, consumer electronics retailers and home office superstores, such as Office Depot, Future Shop, Venture Stores, The Good Guys, Staples, Best Buy, Service Merchandise, Jewel/Osco Combo Stores, Osco Drug, Sav-On Drug, OfficeMax, Bradlees, Marshall Field's, Robinsons-May, and Builders Square, as well as supermarkets, university book stores and convenience stores nationwide. Based in Los Angeles, SMARTALK was this year named the top growth company in California by the Los Angeles Times. SMARTALK is a member of the Telecommunications Resellers Association, International Telecard Association and the Consumer Electronics Manufacturer's Association.

                                     # # #

Note: Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the Company's ability to reduce costs, improve efficiencies, expand promotional campaigns, and utilize SmarTel's expertise and business relationships to expand market share. Investors are cautioned that all forward-looking statements involve risks and uncertainties including, without limitation, risks related to market acceptance of the Company's products and services, continued industry growth, continued relationships with existing retail distribution outlets and strategic alliances, and pricing dependence on third party suppliers. This list is not meant to be exhaustive. Investors who seek more information about the Company's business and relevant risk factors may wish to review the Company's SEC reports, including, but not limited to, its Annual Report on Form 10-K for 1996.